Conformed

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of Report (date of earliest event reported) August 27, 1996

                            Beneficial Corporation

            (Exact name of registrant as specified in its charter)


              Delaware                1-1177             51-0003820

      (State or other jurisdic-    (Commission         (IRS Employer

      tion of incorporation)       File Number)     Identification No.)


      301 North Walnut Street, Wilmington, Delaware           19801

      (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code (302)425-2500

                                  No Change

         (Former name or former address, if changed since last report)








      Item 5.  Other Events.



                   The following is the text of a press release of

      Beneficial National Bank USA, a subsidiary of Beneficial

      Corporation, issued on August 27, 1996:



                    KMART AND BENEFICIAL NATIONAL BANK USA

                      EXPAND CREDIT CARD OFFER NATIONWIDE

      WILMINGTON, Del. -- Kmart Corporation has expanded its new Kmart

      Credit Card to its 2,147 stores across the nation. The card is administered through Beneficial National Bank USA (BNB USA), a subsidiary of Beneficial Corporation.


      Kmart and BNB USA piloted the card in Kmart and Super Kmart stores in 11 test markets this year.  Eligible customers will receive

      "Kmart rewards" good for merchandise in any Kmart and Super Kmart stores. Rewards will be issued each November in time for holiday shopping.  Kmart Credit Card customers also receive advance notice of special promotions.  The Kmart Credit Card has no annual fee and features low monthly payments.



      Finn M.W. Caspersen, chairman and chief executive officer of

      Beneficial Corporation, noted that, "Based upon the results of the test program, Beneficial National Bank USA and Kmart look forward to a long and very rewarding partnership.  BNB USA has the systems to offer on-the-spot approval for Kmart's eligible customers.  The incentive program provides for customer awards in an amount equal to as much as 6 percent of all annual eligible purchases on the card, one of the richest programs in the nation."


      "Our customers recognize the added convenience of shopping with the

      Kmart Credit Card and that the 'Rewards' program provides them with even greater savings for their shopping dollar," said Floyd Hall,

      Kmart chairman, president and CEO.  "Customer response to the Kmart

      Credit Card test has been excellent.  In fact, during the test,

      Kmart card holders shopped our stores more often and their average transaction was higher than that of non-card holders."


      Kmart Corporation, with sales of $34 billion in 1995, serves

      America with 2,147 Kmart and 168 Builders Square retail outlets.

      In addition to all 50 states, Puerto Rico, the U.S. Virgin Islands and Guam, Kmart operations extend to Canada and, through a joint venture, to Mexico.


      Beneficial Corporation is a $15 billion, New York Stock

      Exchange-listed financial services holding company.  Beneficial

      National Bank USA has more than $2.8 billion in total receivables and a cardholder base of more than 5 million customers.

      Subsidiaries of Beneficial Corporation provide financial services through their various consumer-finance, banking and insurance operations located throughout the United States, Canada, the United

      Kingdom, Ireland and Germany.



                                  SIGNATURES



                   Pursuant to the requirements of the Securities

      Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly

      authorized.





                                            BENEFICIAL CORPORATION

                                                 (Registrant)





                                       By /s/ Samuel F. McMillan
                                          Samuel F. McMillan
                                          Senior Vice President
                                            and Treasurer



      Dated:  August 27, 1996